Exhibit 99

FOR IMMEDIATE RELEASE DATE: April 28, 2005

CONTACT:	Donald V. Rhodes
	Chairman and Chief Executive Officer	(360) 943-1500

Heritage Financial Corporation Announces the Retirement of

Director Melvin R. Lewis

HERITAGE FINANCIAL CORPORATION (NASDAQ: HFWA)-Olympia, WA, April 28, 2005—Heritage Financial Corporation Chairman and Chief Executive Officer Donald V. Rhodes today announced the retirement of director Melvin R. Lewis effective May 1, 2005. Mr. Lewis, age 73, is retiring from the Heritage Financial Corporation board only, he will remain as a director of the Company’s Central Valley Bank subsidiary. Mr. Rhodes stated, “We very much appreciate the contribution Mel Lewis has made to our company’s success and are happy that he will continue to serve as a director of Central Valley Bank’s board”.

Heritage Financial Corporation is a bank holding company headquartered in Olympia, Washington. The Company operates two community banks, Heritage Bank and Central Valley Bank, NA. Heritage Bank serves Pierce, Thurston, and Mason Counties in the South Puget Sound region of Washington through its twelve full service banking offices and its Internet Website www.HeritageBankWA.com. Central Valley Bank serves Yakima and Kittitas Counties in central Washington through its six full service banking offices. Additional information about Heritage Financial Corporation is available on its Internet Website

www.HF-WA.com.